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                                                                   EXHIBIT 21.01

SUBSIDIARIES OF VERITAS Software Corporation (A Delaware Corporation)

Name of Subsidiary                          Jurisdiction of Incorporation
--------------------------------            ------------------------------------
VERITAS Software Corporation                California
(A California Corporation)

OpenVision Technologies, Inc.               Delaware
    (A Delaware Corporation)

SUBSIDIARIES OF VERITAS Software
Corporation (A California
corporation):

Name of Subsidiary                          Jurisdiction of Incorporation
--------------------------------            ------------------------------------

VERITAS Software India Pvt. Ltd.            India

VERITAS Japan K.K.                          Japan

SUBSIDIARIES OF OpenVision
Technologies, Inc. ( A Delaware
Corporation):

Name of Subsidiary                          Jurisdiction of Incorporation
--------------------------------            ------------------------------------

OpenVision Technologies (Canada) Inc.       Canada

OpenVision International, Ltd.              Delaware
    (A Delaware Corporation)

SUBSIDIARIES OF OpenVision International,
Ltd.:

Name of Subsidiary                          Jurisdiction of Incorporation
--------------------------------            ------------------------------------

VERITAS Software Corporation (UK) Limited   UK

OpenVision Software Vertreids GMBH          Germany

OpenVision Technologies, S.A.               France

Demax Software International, Ltd.          UK
    (dormant)